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                                                                   exhibit h(2)

                         CitiFunds Institutional Trust
                                125 Broad Street
                            New York, New York 10004


                                August 17, 2002

Travelers Bank & Trust, fsb
125 Broad Street
New York, New York, 10004

         Re: Citi Institutional Enhanced Income Fund - Transfer Agency and
             Services Agreement

Ladies and Gentlemen:

         This letter serves as notice that Citi Institutional Enhanced Income Fund (the "Series"), a series of CitiFunds Institutional Trust (the "Trust"), is added to the list of series of the Trust to which Travelers Bank & Trust, fsb ("Travelers") renders services as transfer agent pursuant to the terms of the Transfer Agency and Services Agreement dated as of October 1, 1999 (the "Agreement"), between the Trust and Travelers.

         Please sign below to evidence your agreement to render such services as transfer agent on behalf of the Series under the Agreement.

                                          CITIFUNDS INSTITUTIONAL TRUST

                                          By:    /s/ R. Jay Gerken
                                                 ------------------------------

                                          Title: President
                                                 ------------------------------

Acknowledgement:
TRAVELERS BANK & TRUST, FSB

By:    /s/ George Betzios
       --------------------------------------

Title: Director
       --------------------------------------